  PRESIDENTIAL LIFE CORPORATION

        69 Lydecker Street

Nyack, New York 10960

         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2003

The Annual Meeting of Shareholders (the "Annual Meeting") of Presidential Life Corporation (the "Company") will be held at the offices of Presidential Life Insurance Company, 69 Lydecker Street, Nyack, New York 10960, at 10:00 AM local time, on Wednesday, May 21, 2003, for the following purposes:

1. To elect five (5) directors, each for a term of one year and until their respective successors are duly elected and qualified;

2. To consider and act upon a proposal to ratify the Board of Directors'selection of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 2003; and

3. To transact such other business as properly may come before the Annual Meeting or any postponement or adjournment or adjournments thereof.

The Board of Directors of the Company has fixed the close of business on April 15, 2003 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting.  It is expected that this Notice of Annual Meeting of Shareholders and the accompanying proxy materials will be mailed or delivered to shareholders commencing on or about April 23, 2003.

Regardless of whether you expect to attend the Annual Meeting in person, you are requested to complete, date and sign the enclosed proxy card and return it at your earliest convenience to the Company in the enclosed envelope.  No postage need be affixed if the envelope is mailed in the United States.  If you attend the meeting in person, you may revoke your proxy and vote your shares in person.

By order of the Board of Directors

KATHLEEN DASH, Secretary

April 23, 2003

PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND SIGN AND RETURN YOUR PROXY CARD PROMPTLY.  YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN.

  PRESIDENTIAL LIFE CORPORATION

69 Lydecker Street

Nyack, New York 10960

                 PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors (the "Board of Directors") of Presidential Life Corporation, a Delaware corporation (the "Company"), in connection with the Annual Meeting of the Company's shareholders to be held at the offices of Presidential Life Insurance Company ("Insurance Company"), 69 Lydecker Street, Nyack, New York 10960, at 10:00 a.m., local time, on Wednesday, May 21, 2003, or any postponement or adjournment or adjournments thereof (the "Annual Meeting").  The Company's principal executive offices are located at 69 Lydecker Street, Nyack, New York 10960.  The Company's telephone number at that address is (845) 358-2300.

      GENERAL INFORMATION

The Company's common stock, par value $0.01 per share (the "Common Stock"), is the only class of security that is entitled to vote at the Annual Meeting.  The Board of Directors has fixed April 15, 2003 as the record date (the "Record Date") for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting.  On April 15, 2003 there were 29,334,668 shares of Common Stock outstanding.  It is expected that this Proxy Statement, the attached Notice of Annual Meeting of Shareholders, the accompanying form of proxy and the Company's Annual Report for the fiscal year ended December 31, 2002  (the "Annual Report") will first be mailed or delivered to shareholders commencing on or about April 23, 2003.

Each share of Common Stock entitles the holder to one vote on each matter to come before the Annual Meeting.  The Company's Certificate of Incorporation does not authorize cumulative voting.  A quorum of the shareholders is required at the Annual Meeting for the shareholders to take action effectively with respect to the proposals described in this Proxy Statement or to transact effectively any other business at the Annual Meeting.  A quorum of the shareholders will be present at the Annual Meeting if the holders of at least a majority of the outstanding shares of the Common Stock are present either in person or by proxy. Therefore, shareholders are urged to complete and return the enclosed proxy card whether or not they are planning to attend the Annual Meeting.

If voting by proxy with respect to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees.  With respect to each other proposal that comes before the shareholders at the Annual Meeting, shareholders may vote FOR the proposal, vote AGAINST the proposal or ABSTAIN from voting with respect to the proposal.  Assuming a quorum is present:  (i) the affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Annual Meeting and entitled to vote will be required to act with respect to the election of directors; and (ii) the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote will be required to act on all other proposals that come before the Annual Meeting.  Abstentions and broker non-votes will be included in the determination of the number of shares of Common Stock present at the meeting for quorum purposes.  Abstentions and broker non-votes will not be counted, however, in the tabulations of votes cast on proposals presented to shareholders.

A proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained thereon.  If no specific instructions are indicated on the proxy, (a) the shares represented thereby will be voted FOR:  (i) the election of the persons nominated herein as directors; and (ii) the ratification of the Board of Directors'selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2003; and (b) the proxy will authorize the shares represented thereby to be voted upon such other business as properly may come before the Annual Meeting, as determined, with respect to any such event, by the persons named in the accompanying form of proxy in accordance with their best judgment.

Each member of the Board of Directors has indicated that he intends to vote FOR:  (i) the election of the persons nominated herein as directors; and (ii) the ratification of the Board of Director's selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

If a quorum is not present at the time that the Annual Meeting is convened, or if for any other reason the Board of Directors believes that additional time should be allowed for the solicitation of proxies, the Company may postpone or adjourn the Annual Meeting with or without a vote of the shareholders.  If the Company proposes to postpone or adjourn the Annual Meeting by a vote of the shareholders, the persons named in the accompanying form of proxy will vote all shares of Common Stock for which they have voting authority in favor of such postponement or adjournment, as the case may be.

Each proxy granted may be revoked by the person granting it at any time:  (i) by giving written notice to such effect to the Secretary of the Company; (ii) by execution and delivery of a proxy bearing a later date; or (iii) by attendance and voting in person at the Annual Meeting; except as to any matter upon which, prior to such revocation, a vote shall have been cast at the Annual Meeting pursuant to the authority conferred by such proxy.  The mere presence at the Annual Meeting of a person appointing a proxy does not revoke the appointment.

The Company will bear the cost of the Annual Meeting and the cost of soliciting these proxies, including the cost of preparing, printing, handling and mailing the proxy materials.  The Company will request brokerage houses, banking institutions and other custodians, nominees and fiduciaries to forward the proxy materials to beneficial owners of the shares of Common Stock and will reimburse them for their reasonable expenses incurred in connection therewith.

In addition to solicitation by mail, certain officers, directors, regular employees and other representatives of the Company may solicit proxies by telephone, facsimile, in person or otherwise.  These persons will receive no extra compensation for such services.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized.  This Proxy Statement does not constitute the solicitation of a proxy from any person in any jurisdiction with respect to whom it is unlawful to make such proxy solicitation in such jurisdiction.  The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of March 31, 2003 as to the ownership of Common Stock by:  (i) each person known by the Company to be the beneficial owner of five percent or more of the Common Stock; (ii) each director and nominee for election as a director of the Company; (iii) each of the Company's executive officers; and (iv) all directors, nominees for election as director and executive officers of the Company as a group:

  Number of Shares            Percent of

  of Common Stock            Common Stock

Five Percent Shareholders       Beneficially Owned(1)(2)       Beneficially Owned(1)

Herbert Kurz(3)(4)       7,926,817       27.0%

Dimensional Fund Advisors, Inc.(10)       2,182,000       7.4%

Putnam Investments(11)       1,704,000       5.8%

Directors (including nominees), Executive

Officers, and all Directors (including

nominees) and Executive Officers as a Group

Peter A. Cohen        196,250       (6)

Jules Kroll(5)           354,049       1.2%

Herbert Kurz(4)              7,926,817       27.0%

Lawrence Rivkin(7)       90,980       (6)

Morton B. Silberman(8)       31,200       (6)

Stanley Rubin           59,073       (6)

Donald Barnes         5,792  (6)

Jerrold Scher           3,128  (6)

Charles Snyder        800    (6)

Richard A. Giesser(9)       10,800       (6)

Paul Frederick Pape, Jr.       30,000       (6)

All Directors (including nominees)

and Executive Officers as a group

(eleven persons)(4)(5)(7)      8,708,889       29.7%

(1)   Certain of the shares shown in this table are shares as to which the persons named in this table have the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

(2)   Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially held by them, subject to community property laws where applicable.

(3)   The address for Mr. Kurz is c/o Presidential Life Corporation, 69 Lydecker Street, Nyack, New York 10960.

(4)   Excludes 78,765 shares of Common Stock beneficially held by Mr. Kurz's wife and 711,672 shares of Common Stock beneficially held by The Kurz Family Foundation, Ltd., a charitable foundation of which Mr. Kurz is a director.  Mr Kurz disclaims beneficial ownership of the shares held by his wife and the Foundation.

(5)   Excludes 1,000 shares of Common Stock beneficially held by each of Mr. Kroll's four children (an aggregate of 4,000 shares).  Mr. Kroll disclaims beneficial ownership of the shares held by his four children.

(6)   Less than one percent.

(7)   Excludes 4,288 shares of Common Stock beneficially held by Mr. Rivkin's wife.  Mr. Rivkin disclaims beneficial ownership of the shares held by his wife.

(8)   Excludes 4,000 shares of Common Stock beneficially held by Mr. Silberman's wife.  Mr. Silberman disclaims beneficial ownership of the shares held by his wife.

(9)   Excludes 4,200 shares of Common Stock beneficially held by Mr. Giesser's wife.  Mr. Giesser disclaims beneficial ownership of the shares held by his wife.

(10)  The address for Dimensional Fund Advisors, Inc. ("Dimensional") is 1299 Ocean Avenue, Santa Monica, California 90401-1038.  Information as to holdings of Dimensional is based upon information provided by Dimensional and obtained by the Corporation through media sources.

(11)  The address for Putnam Investments ("Putnam") is 1 Post Office Square, Boston, MA 02109.  Information as to holding of Putnam is based upon information  provided by Putnam and obtained by the Corporation through media sources.

____________________

  DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the Company's directors, executive officers and nominees for election to the Board of Directors.
Name	Age	Position held with the Company

Herbert Kurz	83	Director and President of the Company and Chairman of the Board of Directors and Chief Executive Officer of the Insurance Company

Donald Barnes	59	President of the Insurance Company

Stanley Rubin Charles Snyder Jerrold Scher Peter A. Cohen(1)(2)	60 45 61 56

Executive Vice President and Chief Investment Officer of the Insurance Company and Nominee

for Director

Treasurer of the Insurance Company

Senior Vice President and Chief Actuary of the Insurance Company

Director

Jules Kroll(1)	62	Director

Lawrence Rivkin(1)(2)	81	Director

Morton B. Silberman(2)	80	Director
Richard A. Giesser Paul Frederick Pape, Jr.	71 70	Nominee for Director Nominee for Director

__________________

(1)   Member of Audit Committee

(2)   Member of Compensation Committee

Directors of the Company are elected annually to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified.  Executive officers are appointed by, and serve at the discretion of, the Board of Directors for a term beginning after the first regular meeting of the Board of Directors following the annual meeting of shareholders and until their respective successors are duly appointed and qualified.

During the fiscal year ended December 31, 2002, there were four meetings of the Board of Directors.  During the fiscal year ended December 31, 2002, all of the Directors attended 100% of the Board of Directors meetings, except two, who attended 75%.

Audit Committee.  The Company's Board of Directors has an Audit Committee (the "Audit Committee"), the members of which are to be elected by the Board of Directors for a term of one year, beginning after the first regular meeting of the Board of Directors following the annual meeting of shareholders and until their respective successors are duly appointed and qualified.  The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting and financial control practices of the Company.  The Audit Committee has general responsibility for surveillance of financial controls, as well as for the Company's accounting and audit activities.  The Audit Committee annually reviews the qualifications of the independent auditors, makes recommendations to the Board of Directors as to their selection, reviews the audit plan, fees and audit results with both the Company's management and the independent auditors and approves non-audit services to be performed by the auditors and related fees.  The Audit Committee is also responsible for monitoring the independence of the Company's independent auditors. The Audit Committee held four meetings in 2002.

Compensation Committee.  The Compensation Committee was created in May 1996, with responsibility for reviewing and advising the Board with respect to executive compensation affecting corporate officers subject to Section 162(m) of the Internal Revenue Code and such other executives as the Company's management may deem appropriate.  The Committee also has responsibility for administration of the 1996 Stock Incentive Plan and compensation intended as performance-based compensation under the Code.  The Committee also has the responsibility to fix all salaries, grant all stock options and approve all employment agreements for executives who are, or are expected to become, subject to Section 162(m).  The Committee, which consists of Messrs. Silberman (Chairman), Cohen and Rivkin held one meeting in fiscal 2002.  See "Compensation Committee Interlocks and Insider Participation" on page 14.

Certain information regarding the business experience and other directorships of each of the persons named in the table on the preceding page of this Proxy Statement is as follows:

Herbert Kurz has been a director of the Company since February 24, 1969.  Mr. Kurz also has served as President of the Company and Chairman of the board of directors of the Insurance Company, the wholly-owned subsidiary of the Company through which the Company conducts its insurance and annuity business, for more than the past five years.  Mr. Kurz served as President of the Insurance Company from February 1995 until September 2000.

Donald L. Barnes has served as President of the Insurance Company since September 2000.  Prior to that, Mr. Barnes served as Executive Vice President of the Insurance Company since February 2000 and as Senior Vice President of the Insurance Company since November 1995.  Prior to that, Mr. Barnes served as President of Franklin United Life Insurance Company for more than five years.  Mr. Barnes currently serves as a director of the Insurance Company.

Stanley Rubin has served as Chief Investment Officer of the Insurance Company since November  1999 and Executive Vice President of the Insurance Company since September 2000.   Prior to that, Mr. Rubin served as Senior Vice President of the Insurance Company since May 1996. Mr. Rubin currently serves as a director of the Insurance Company.  Prior to that, Mr. Rubin served as Senior Vice President of the Insurance Company.  He is presently a member of the Board of Trustees of Nyack Hospital.

Jerrold Scher has served as Chief Actuary of the Insurance Company since February 2000.  For the ten years prior to 2000, Mr. Scher served as Senior Vice President of the Insurance Company.  Mr. Scher currently serves as a director of the Insurance Company.

Charles Snyder has served as Treasurer of the Insurance Company since September 2000.  Prior to that, Mr. Snyder served as Controller of the Insurance Company since August 1989.

Peter A. Cohen has been a director of the Company since May 27, 1992.  Mr. Cohen currently is a principal of Ramius Capital Group, a private investment firm.  From November 1992 until May 1994, Mr. Cohen was Vice Chairman and a director of Republic New York Corporation ("Republic"), as well as a member of its management executive committee.  Mr. Cohen was also the Chairman of Republic's wholly owned subsidiary, Republic New York Securities Corporation.  Commencing in February 1990 and prior to his joining Republic in November 1992, Mr. Cohen was a private investor and an advisor to several industrial and financial companies.  From March 1984 until February 1990, Mr. Cohen was Chairman of the board of directors and Chief Executive Officer of Shearson Lehman Hutton Inc., a subsidiary of American Express Company.  In addition to serving on the Board of Directors of the Company, Mr. Cohen serves as a director of Scientific Games, Inc. and is a trustee of Mt. Sinai Hospital Medical Center and the Ohio State University Foundation.

Jules Kroll has been a director of the Company since November 30, 1988.  Mr. Kroll is Executive Chairman of the Board of Kroll Inc., a risk mitigation company.  Mr. Kroll was Chairman of Kroll Associates, Inc., a private investigative services company.  He held that position since December 1, 1991.  From 1972 to 1991 he was President and Chief Executive Officer of Kroll Associates, Inc.   In addition to serving on the Board of Directors of the Company, Mr. Kroll was a member of the Board of Trustees of Cornell University from September 1995 to June 1998.  He is currently on the Board of Visitors of the Georgetown Law Center.

Lawrence Rivkin has been a director of the Company since May 25, 1988.  Mr. Rivkin has served as counsel to and been a partner in the law firm of Goldfarb & Fleece for more than the past five years.

Morton B. Silberman has been a director of the Company since May 27, 1987.  Mr. Silberman has served as counsel to the law firm of Clark, Gagliardi and Miller for more than the past five years.

Richard A. Giesser has been a Director of the Insurance Company since 1989, and a member of the Finance Committee of the Insurance Company Board.  He is a former Chairman of the Board of the Massachusetts Port Authority, and an appointed member of the National Advisory Council of the United States Small Business Administration.  He previously served as Vice President of Bear Stearns and Company, where he specialized in both corporate and public finance.

Paul Frederick Pape, Jr. has served as a director of the Insurance Company since 1990.  Prior to that he had been a partner or managing director of various Wall Street firms including Drexel Burnham Lambert from 1984 to 1989, and Merrill Lynch Capital Markets from 1974 to 1984.  His concentration in these firms was investment banking for financial institutions.  He also has been a director for a number of public companies and was President of the American Distilling Company, a New York Stock Exchange listed company.

There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Certain Relationships and Related Transactions

Purchases of Annuity Contracts and Life Insurance Policies

From time to time in the ordinary course of business, certain of the Company's directors and executive officers have purchased, and may in the future purchase, annuity contracts or life insurance policies from the Insurance Company.  Such transactions in the past have been, and will in the future be, on terms no less favorable to the Insurance Company than those that could be obtained from unaffiliated third parties.

Investments

The Insurance Company is a limited partner in Ramius Halifax Partners, L.P. a partnership in which Peter Cohen, a director of the Company, is a principal.  As of December 31, 2002 the Insurance Company's aggregate investment in such partnership was approximately $11,393,000.  Management believes that this investment was made on the same terms available to all investors and similar terms that could be obtained from unaffiliated partnerships.

The Company is also a limited partner in RCG Longview L.P., a partnership in which Peter Cohen, a director of the Company, is a principal.  As of December 31, 2002, the aggregate investment in such partnership was approximately $6,548,000 with an additional commitment of up to $3,452,000, which may be paid into the partnership no later than 2004.

COMPENSATION OF DIRECTORS AND

   EXECUTIVE OFFICERS

Director Compensation

During 2002, directors of the Company received an annual retainer of $20,000, a fee of $750 for telephonic Board of Directors and committee meetings, and $1,000 for Board of Director meetings attended in person.  There is also a fee of $1,500 for committee meetings attended that are held on dates separate from the Board meetings.

Executive Compensation

The following table sets forth, for the Company's last three fiscal years, the annual and long-term compensation of those persons who were, at December 31, 2002, (i) the Chief Executive Officer, (ii) the President and (iii) the other four most highly compensated executive officers of the Company (the "Executive Officers").

     SUMMARY COMPENSATION TABLE

                Long Term

              Annual Compensation   Compensation

    All Other

Name and Principal Position            Fiscal Year  Salary ($)                                         Bonus ($)                                          Options (#)                                         Compensation (1)

Herbert Kurz              2002    $569,710                    -0-    -0-                     111,242

    Chief Executive Officer    2001                   569,710    -0-                            -0-    107,234

                                  2000    569,358                     -0-    -0-                     103,977

Donald Barnes            2002    224,423                     -0-    17,000                    1,681

    President of the       2001    207,308                     -0-    25,000                    3,086

Insurance Company 2000    183,760                    -0-    15,000                    2,803

Stanley Rubin             2002    261,423                     -0-    15,000                    3,362

    Executive Vice President of                2001    245,654                     -0-    12,000                    3,179

the Insurance Company    2000                   235,051    -0-                         7,000    3,102

Jerrold Scher              2002    205,769                     -0-    10,000                    1,540

    Senior Vice President of    2001                   196,139    -0-                       10,000    3,027

the Insurance Company    2000                   185,415    -0-                         5,000    2,861

Charles Snyder           2002    142,885                     -0-    5,000                     1,096

    Treasurer of the      2001    131,231                     -0-    10,000                    2,182

    Insurance Company 2000    108,528                     -0-    5,000                     1,789

________________

(1)    All Other Compensation represents the Company's payment of premiums with respect to term life insurance policies for the Executive Officers.  In addition, with respect to Mr. Kurz, it includes directors fees of $24,000, $21,250 and $17,500 for 2002, 2001 and 2000, respectively.  Also included in Other Compensation are matching contributions by the Company under the Employee Savings Plan, which permits salaried employees to make tax-deferred contributions of a portion of their base compensation pursuant to Section 401(k) of the Internal Revenue Code in the following amounts: $-0-, $1,700 and $1,600 for Mr. Kurz, Mr. Barnes, Mr. Rubin and Mr. Scher for years 2002, 2001 and 2000 respectively. Mr. Snyder's matching contribution was $-0-, $1,312 and $1,085 for the same three years.

_________________

OPTION TABLES

Options Grants in Last Fiscal Year

The following table sets forth certain information concerning options granted during 2002 to the named executives:

          Individual Grants

% of Total                                                           Potential Realizable

Number of                        Options                                                             Value at Assumed

Securities                        Granted to                                                        Annual Rates of Stock

Underlying                        Employees                        Exercise or                               Price Appreciation

Options           in Fiscal                        Base Price                        Expiration                        for Option Term

Name                        Granted                        Year                        ($/Share)                        Date                        5%                        10%

Herbert Kurz  0              0.00%                  0.00                      0                      0                      0

Donald Barnes              17,000             11.28%                15.60        09/06/2007              73,270             161,840

Stanley Rubin              15,000              9.96%                15.60        09/06/2007              64,650             142,800

Jerrold Scher              10,000              6.64%                15.60        09/06/2007              43,100              95,200

Charles Snyder                5,000              3.32%                15.60        09/06/2007              21,550              47,600

_________________

Aggregated Options Exercised in Last Fiscal Year and Fiscal Year-End Options Values

The following table summarizes options exercised during 2002 and presents the value of unexercised options held by the named executives at fiscal year-end:

Number of

Securities                                    Value of

Underlying                                   Unexercised

Unexercised                        In-the-Money

Options                        Options

At Fiscal                        at Fiscal

Shares                                                                Year-End (#)                        Year-End ($)

Acquired                                         Value                        Exercisable (E)/                        Exercisable (E)

Name                        on Exercise (#)    Realized ($)                        Unexercisable (U)                        Unexercisable (U)(1)

Herbert Kurz  0                      0                      0                                              0

Donald Barnes                   200                1,061              30,000                   (E)                      0                   (E)

Donald Barnes 0                      0              44,500                   (U)                      0                     (U)

Stanley Rubin                   200                1,061                7,563                   (E)                      0                   (E)

Stanley Rubin  0                      0             27,687                   (U)                      0                   (U)

Jerrold Scher                   200                1,061              17,750                   (E)                      0                   (E)

Jerrold Scher   0                      0              21,250                   (U)                      0                   (U)

Charles Snyder                   200                1,061                8,750                   (E)                      0                  (E)

Charles Snyder                      0                      0              15,500                   (U)                      0                   (U)

________________

(1) Represents the difference between the exercise price of the options and $9.93 which represents the closing price of the Company's Common Stock on December 31, 2002.

        PENSION PLAN TABLE

The following table shows the estimated annual retirement benefits payable to participants, including the Executive Officers, in the earnings and years-of-credit classifications indicated, under the Company's retirement plan, which covers all salaried employees who have attained the age of 21 and completed at least one year of service.  The table assumes that benefits will be paid based on an immediate annuity and are not subject to any deduction for Social Security or other offset amounts.

           Benefits for Years of Credited Service Indicated

Remuneration	15	20	25	30	35

$125,000	37,875	50,500	63,125	75,750	83,325
$150,000	45,450	60,600	75,750	90,900	99,990
$175,000	51,510	68,680	85,850	103,020	113,322
$200,000	51,510	68,680	85,850	103,020	113,322
$225,000	51,510	68,680	85,850	103,020	113,322
$250,000	51,510	68,680	85,850	103,020	113,322
$300,000	51,510	68,680	85,850	103,020	113,322
$400,000	51,510	68,680	85,850	103,020	113,322
$450,000	51,510	68,680	85,850	103,020	113,322
$500,000	51,510	68,680	85,850	103,020	113,322

Covered compensation includes all taxable compensation (excluding bonuses and commissions), subject to the maximum benefit limitations set forth in Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code").  The calculation of retirement benefits under the plan is 66-2/3% of the average monthly compensation reduced 1/33 for years of service less than 33.  Average monthly compensation is calculated based upon the five consecutive years that produce the highest monthly average unless an employee's years of service is less than five, in which case, average monthly compensation is based on the actual consecutive years of service.

The credited years of service for Mr. Barnes, Mr. Rubin, Mr. Scher and Mr. Snyder, as of March 1, 2003, are 7, 16, 14 and 21 respectively.  Mr. Kurz's participation in the plan terminated as of the end of fiscal year 1990.

Board of Directors'Report on Executive Compensation

Decisions with respect to the granting of awards pursuant to the 1996 Stock Incentive Plan and compensation of the Executive Officers who are, or are expected to become, subject to Section 162(m) of the Internal Revenue Code were made by the Compensation Committee of the Board of Directors.

Set forth below is a report of the Board of Directors that addresses the Company's compensation policies for fiscal 2003 as they apply to the Company's executives, including the Executive Officers.

Overview and Philosophy

The Company maintains a philosophy that executive compensation levels should be competitive and consistent with life insurance and annuity industry standards to enable the Company to attract and retain qualified executives who are critical to the Company's success.  The Company believes that such compensation also should be meaningfully related to both an individual's job performance, as measured by the achievement of qualitative objectives, and the performance of the Company, as measured by its profitability, the value created for shareholders and the realization of the Company's short- and long-term strategic goals.  Qualitative objectives considered by the Company include the individual executive officer's (1) contribution to the Company's performance, (2) responsibilities, (3) revenue and cost containment initiatives, (4) time commitment and (5) the President's views concerning such executive's performance.  The Company considers all such measurement factors, equally weighted, in its annual salary reviews.  The Company's compensation policies are designed to attract and retain talented managers and motivate such managers to enhance the Company's performance, thereby building value into the Company's core insurance and annuity businesses.

  Base Salaries

The Company's general approach to compensating executive officers is to pay cash salaries competitive with industry standards based upon the individual's experience and past and potential contribution to the success of the Company.  In determining industry standards, the Company compares compensation levels paid by life insurance and annuity companies that compete in the Company's primary lines of business.  Such compensation information is obtained from various publicly available sources.  Generally, management believes that the Company's compensation levels are slightly below those in the self-selected group of life insurance and annuity companies, however the Company believes that they are competitive.

In addition, the Company believes that compensation should be meaningfully related to the value created by individual executive officers for the shareholders.  Accordingly, the Board of Directors considers the quality of an individual executive's contribution to the Company's overall profitability and success, as measured by its net income, statutory capital and surplus, cash flow and the overall growth in the value of the Company, in determining the executive's salary.  The Board of Directors or, in the case of Executive Officers who are or may become subject to Section 162(m) of the Internal Revenue Code, the Compensation Committee of the Board of Directors, reviews on an annual basis the salaries of its executive officers in light of the foregoing factors.  In fiscal 2002, salary increases were granted to executive officers based on the foregoing factors.

              Other Compensation

The Company believes that stock ownership by key employees provides valuable performance incentives and is beneficial in aligning management and shareholder interests.  The size of individual stock and stock option grants is related to the level of responsibility of the individual executive and the quality of an individual executive's contribution to the Company's performance.  During fiscal 2002, the Company granted stock-based incentive compensation based on the foregoing factors.  The Company also may consider, to the extent warranted by the Company's performance at the end of the year, the grant of incentive bonuses and special bonuses.

Compensation of Herbert Kurz, Chairman and President

Compensation of Herbert Kurz, Chairman and President of the Company and the Insurance Company, is established using substantially the same criteria that were used to determine compensation levels for other executive officers, discussed at the beginning of this report.  Mr. Kurz advised the Compensation Committee that he would not accept any salary increase.

            Section 162(m) of the Internal Revenue Code

The new Section 162(m) of the Code limits a company's ability to take a deduction for federal tax purposes for certain compensation paid to its executives.  The Company currently expects that all compensation payable to executive officers during 2003 will be deductible by the Company for federal income tax purposes.  The Company's policy with respect to compensation to be paid to executive officers is to structure compensation payments to executive officers so as to be deductible under Section 162(m).

          Benefits

The Company provides medical, life insurance and pension benefits to the Executive Officers that generally are available to all Company employees.

  Incorporation by Reference

The Board of Directors'Report on Executive Compensation shall not:  (i) be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference; and (ii) otherwise be deemed filed under either the Securities Act or the Exchange Act or subject to Regulations 14A or 14C promulgated under the Exchange Act or the liabilities of Section 18 of the Exchange Act.

Compensation Committee Interlocks and Insider Participation

Matters concerning executive compensation in fiscal 2002 were considered by the Compensation Committee.  Herbert Kurz participated in deliberations of the Compensation Committee during the last fiscal year concerning executive officer compensation, but he abstained from discussions and votes regarding his own compensation and individual stock and stock option grants to employees of the Company.

Comparative Performance by the Company

The SEC requires the Company to present a graph comparing the cumulative total shareholder return on its Common Stock with the cumulative total shareholder return of:  (i) a broad equity market index; and (ii) a published industry index or peer group.  The following graph compares the Common Stock with:  (i) the S&P 500 Index; and (ii) the S&P Life and Health Insurance Index and assumes an investment of $100 on December 31, 1997 in each of the Common Stock, the stocks comprising the S&P 500 Index and the stocks comprising the S&P Life and Health Insurance Index, assuming the reinvestment of dividends.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG PRESIDENTIAL LIFE CORP., S&P INDEX AND S&P LIFE/HEALTH INSURANCE INDEX

[The table below appears as a line chart in the printed version]

	12/31/1997	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002

S&P 500 Index	100	129	156	141	125	97
S&P Life & Health Insurance Index	100	105	91	103	95	80
Presidential Life Corp.	100	100	94	78	109	54

The preceding chart shall not:  (i) be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference; and (ii) otherwise be deemed filed under either the Securities Act or the Exchange Act or subject to Regulations 14A or 14C promulgated under the Exchange Act or the liabilities of Section 18 of the Exchange Act.

PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

    ELECTION OF DIRECTORS

(Proposal 1 on the Proxy Card)

Nominees

The Amended and Restated By-Laws provide that the Board of Directors is to consist of not less than five (5) and not more than nineteen (19) members, with the actual number to be set from time to time by a majority of the Board of Directors.  The Board of Directors has fixed the number of directors at five.

At the Annual Meeting, five (5) persons will be elected to the Board of Directors to serve until the next annual meeting and until their respective successors are duly elected and qualified.  The persons named in the accompanying form of proxy, unless otherwise instructed, intend to vote the shares of Common Stock covered by valid proxies FOR the election of the five (5) persons named below, each of whom has been nominated by the Board of Directors for election to the Board of Directors.  Proxies cannot be voted for a greater number of persons than the number of nominees.  Information concerning each of the nominees is set forth in this Proxy Statement under the heading "Directors and Executive Officers."  Each of the nominees has indicated that he is able and willing to serve as a director.  In the event that any of such persons is unable or unwilling to continue to be available for election, the persons named in the accompanying form of proxy will have discretionary power both to vote for a substitute and to vote or withhold their vote for any additional nominees named by shareholders.  There are no circumstances presently known to the Board of Directors that would render any of the following persons unavailable or unwilling to continue to serve as a director, if elected.  The election of directors requires the affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Annual Meeting and entitled to vote.

Nominees to the Board of Directors

Richard A. Giesser

    Herbert Kurz

Paul Frederick Pape, Jr.

         Lawrence Rivkin

    Stanley Rubin

The Board of Directors recommends a vote FOR the election of the above-named nominees.

SELECTION OF INDEPENDENT AUDITORS

(Proposal 2 on the Proxy Card)

The Board of Directors, upon the recommendation of the Audit Committee, has selected, subject to ratification by the shareholders of the Company at the Annual Meeting, the firm of Deloitte & Touche LLP as the independent auditors for the Company to audit the Company's financial statements for its fiscal year ending December 31, 2003.  Deloitte & Touche LLP has served as the independent auditors for the Company since December 11, 1992.  Deloitte & Touche LLP does not have any direct financial interest or any material indirect financial interest in the Company.  Assuming a quorum is present, the affirmative vote by the holders of a majority of shares represented at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2003. A representative of Deloitte & Touche LLP will be present at the Annual Meeting.  Such representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

During the two most recent fiscal years, the Company has not consulted with Deloitte & Touche LLP regarding the subject matter of a disagreement or a reportable event on the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on the Company's financial statements during the period from December 31, 2000 through December 31, 2002.

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $439,966.

Financial Information System Design and Implementation Fees

The Company was not billed any amount for professional services related to financial information system design and implementation by Deloitte & Touche LLP for fiscal year 2002, and no such services were performed.

All Other Fees

The Company was billed and paid $129,653 by Deloitte & Touche LLP in fiscal year 2002 for tax services.  Other than the fees set forth, the Company neither paid nor was billed for any services by Deloitte & Touche LLP for fiscal year 2002.

Audit Committee Report

               The Audit Committee of the Company's Board of Directors is composed of three non-management Directors and operates under a written charter adopted by the Board of Directors.  The Audit Committee is responsible for the selection of the Company's independent auditors.

          Management is responsible for the Company's internal controls, the financial reporting process and preparation of the consolidated financial statements of the Company.  The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The Audit Committee's responsibility is to monitor and oversee these processes.  It should be noted that the Committee members are not professionally engaged in the practice of accounting or auditing.

               In this context, the Committee has met and held discussions with management and the independent auditors.  Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.  The Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors.  The Audit Committee further discussed with independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees) as amended.

               The Company's independent auditors also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence.

               Based upon the Audit Committee' discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the report and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for the filing with the Securities and Exchange Commission.

Audit Committee:

Peter A. Cohen

Jules Kroll

Lawrence Rivkin

The Board of Directors recommends that the shareholders vote FOR ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors.

SHAREHOLDERS'PROPOSALS FOR THE 2004 ANNUAL MEETING

A shareholder who desires to include a proposal in the proxy material relating to the 2004 annual meeting of shareholders of the Company must submit the same in writing, so as to be received at the principal executive office of the Company (to the attention of the Secretary) on or before December 22, 2003, for such proposal to be considered for inclusion in the proxy statement for such meeting.  Such proposal also must meet the other requirements of the Securities and Exchange Commission (the "SEC") relating to shareholder proposals required to be included in the Company's proxy statement.

          OTHER MATTERS

The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting.  If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

The Company will furnish, without charge, to each person whose proxy is being solicited, upon request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 as filed with the SEC, including the financial statements, notes to the financial statements and the financial schedules contained therein (the "2002 Form 10-K").  Copies of any exhibits to the 2002 Form 10-K also will be furnished to any such shareholder upon the payment of a reasonable duplicating charge.  Requests for copies of any such materials should be directed to Presidential Life Corporation (attention Secretary), 69 Lydecker Street, Nyack, New York 10960.

                                    By Order of the Board of Directors

Kathleen Dash,

Secretary

April 23, 2003

[FORM OF PROXY CARD]

PRESIDENTIAL LIFE CORPORATION

                    69 LYDECKER STREET

         NYACK, NEW YORK  10960

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                   OF PRESIDENTIAL LIFE CORPORATION.

The undersigned hereby appoints Herbert Kurz and Lawrence Rivkin, and each of them, with full power of substitution, the proxy or proxies of the undersigned to vote all shares of Common Stock of Presidential Life Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of Presidential Life Insurance Company, 69 Lydecker Street, Nyack, New York 10960, at 10:00 a.m., local time, on Wednesday, May 21, 2003, or at any postponement, adjournment or adjournments thereof (the "Annual Meeting"), with the same force and effect as the undersigned might or could do if personally present.

This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  IF NO DIRECTION IS GIVEN, THIS PROXY CARD WILL BE VOTED FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND WILL GRANT THE PROXYHOLDERS DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE ANNUAL MEETING.

COMPANY PROPOSAL NUMBER 1: TO ELECT THE FOLLOWING NOMINEES TO THE BOARD OF DIRECTORS, EACH FOR A TERM OF ONE YEAR AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED:

Richard A. Giesser, Herbert Kurz, Paul Frederick Pape, Jr., Lawrence Rivkin, and Stanley Rubin

_____ FOR all nominee    _____  AGAINST all nominees      FOR all nominees except

the following nominee(s)

_____________________

COMPANY PROPOSAL NUMBER 2:       TO RATIFY THE BOARD OF DIRECTORS'SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003:

  _____   FOR       _____    AGAINST                  _____   ABSTAIN

IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE ANNUAL MEETING.

          (OVER )

The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 23, 2003, and the Annual Report to Shareholders for the fiscal year ended December 31, 2002, and hereby revokes any proxy or proxies heretofore given.  This proxy card may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

Date: ___________________, 2003

_____________________________

_____________________________

Signature of Shareholder or Authorized Representative

Please sign exactly as your name appears hereon.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized signatory.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.  IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED IN PROPOSAL NUMBER 1 AND FOR PROPOSAL NUMBER 2.

Appendix A

PRESIDENTIAL LIFE CORPORATION

Charter of the Audit Committee of the Board of Directors

Role

The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the company, and such other duties as directed by the Board. The Committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders, and on the company's processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Committee is responsible for the appointment, compensation, and oversight of the public accounting firm engaged to prepare an audit report on the financial statements of the company.

Membership

The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment. Applicable laws and regulations shall be followed in evaluating a member's independence. The chairperson shall be appointed by the full board.

Communications/Reporting

The public accounting firm shall report directly to the Committee. The Committee is expected to maintain free and open communication with the public accounting firm, the internal auditors, and the company's management. This communication shall include private executive sessions, at least annually, with each of these parties. The Committee chairperson shall report on Audit Committee activities to the full Board.

Education

The company is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the company and other material as may be requested by the Committee. The company shall assist the Committee in maintaining appropriate financial literacy.

Authority

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

Responsibilities

The Committee's specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Checklist. The responsibilities checklist will be updated annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. As the compendium of Committee responsibilities, the most recently updated responsibilities checklist will be considered to be an addendum to this charter.

The Committee relies on the expertise and knowledge of management, the internal auditors and the public accounting firm in carrying out its oversight responsibilities. Management of the company is responsible for determining the company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. The public accounting firm is responsible for auditing the company's financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to assure compliance with laws and regulations or the company's internal policies, procedures and controls or to guarantee the independent auditor's report.  The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

AUDIT COMMITTEE CHECKLIST

1.

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities.  The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

2.

The Committee shall meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

3.	The agenda for Committee meetings will be prepared in consultation between the Committee chair (with input from the Committee members), Finance management and the public accounting firm
4.

Provide an open avenue of communication between the public accounting firm, Finance management and the Board of Directors.  Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate

5.	Review and update the Audit Committee Charter annually.
6.	Provide a report in the annual proxy that includes the Committee's review and discussion of matters with management and the independent public accounting firm.
7.	Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years.
8.	Appoint, approve the compensation of, and provide oversight of the public accounting firm.
9.	Confirm annually the independence of the public accounting firm, and review annually the firm's non-audit services and related fees.
10	Inquire of Finance management and the public accounting firm about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.
11

Review with the public accounting firm and Finance management the audit scope and plan, and coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

12	Consider and review with the public accounting firm the adequacy of the Company's internal controls.
13	Review with Finance management any significant changes to GAAP policies or standards.
14	Review with Finance management and the public accounting firm at the completion of the annual audit:
	a.	The Company's annual financial statements and related footnotes.
	b	The public accounting firm's audit of the financial statements and its report thereon.
	c	Any significant changes required in the public accounting firm's audit plan.
	d	Any serious difficulties or disputes with management encountered during the course of the audit.
	e	Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.
15	Review with Finance management and the public accounting firm at least annually the Company's critical accounting policies.
16

Review policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officers or directors, or transactions that are not a normal part of the Company's business.

17	Consider and review with Finance management and the General Auditor:
	a	Significant findings during the year and management's responses thereto.
	b	Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.
	c	Any changes required in planned scope of their audit plan.
18

Review the periodic reports of the Company with Finance management and the public accounting firm prior to filing of the reports with the SEC, including Management's disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act and the contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Act.

19	Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.